UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2017 (October 27, 2017)

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07      Submission of Matters to a Vote of Security Holders.
Voting Results For 2017 Annual Meeting of Shareholders

The 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) of Harris Corporation (“Harris” or the “Company”) was held on October 27, 2017. For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 7, 2017 (the “2017 Proxy Statement”). Of the 119,109,614 shares of the Company’s common stock issued, outstanding and entitled to be voted at the 2017 Annual Meeting as of the record date of September 1, 2017, a total of 107,704,924 (for a quorum of approximately 90%) was represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2017 Annual Meeting.
(1) Proposal 1 – Election of Directors: Voting to elect twelve nominees to the Company’s Board of Directors (the “Board”) for a one-year term expiring at the 2018 Annual Meeting of Shareholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes
James F. Albaugh	96,939,198	534,837	245,194	9,985,695
William M. Brown	94,086,169	2,994,386	638,674	9,985,695
Peter W. Chiarelli	96,972,866	476,453	269,910	9,985,695
Thomas A. Dattilo	94,904,626	2,580,481	234,122	9,985,695
Roger B. Fradin	96,858,722	574,211	286,296	9,985,695
Terry D. Growcock	95,805,877	1,688,642	224,710	9,985,695
Lewis Hay III	95,555,620	1,952,842	210,767	9,985,695
Vyomesh I. Joshi	96,540,033	863,565	315,631	9,985,695
Leslie F. Kenne	96,333,397	1,183,392	202,440	9,985,695
Dr. James C. Stoffel	96,116,727	1,392,841	209,661	9,985,695
Gregory T. Swienton	95,328,063	2,179,041	212,125	9,985,695
Hansel E. Tookes II	95,003,397	2,504,572	211,260	9,985,695

Each nominee was elected by the Company’s shareholders, consistent with the recommendation from the Board.

(2) Proposal 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers: Voting, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2017 Proxy Statement:

• For: 93,404,105
• Against: 3,906,672
• Abstain: 408,452
• Broker Non-Votes: 9,985,695

The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the Company’s shareholders, consistent with the recommendation from the Board.

(3) Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers: Voting, on a non-binding, advisory basis, for every year, every two years or every three years as the frequency of future advisory votes to approve the compensation of the Company’s named executive officers:

• Every Year: 87,293,268
• Every Two Years: 281,268
• Every Three Years: 9,929,762
• Abstain: 214,931
• Broker Non-Votes: 9,985,695

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Every year was approved, on a non-binding, advisory basis, by the Company’s shareholders as the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, consistent with the recommendation from the Board. In addition, the Company has decided, consistent with the vote of the Company’s shareholders and the recommendation from the Board, to include an annual shareholder vote to approve the compensation of the Company’s named executive officers in its proxy materials until the next required vote on the frequency of shareholder votes to approve the compensation of the Company’s named executive officers (which would be at the 2023 Annual Meeting of Shareholders of Harris Corporation unless presented earlier).

(4) Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm: Voting to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2018:

• For: 106,292,061
• Against: 1,224,110
• Abstain: 188,753

Proposal 4 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

Item 8.01      Other Events.
Changes to Annual Compensation of Non-Employee Directors

On October 27, 2017, the Board approved, on the recommendation of the Company’s Governance and Corporate Responsibility Committee, changes to the annual compensation of the Company’s non-employee directors, effective January 1, 2018. The changes consisted of the following:

•
Eliminating the cash attendance fee of $2,000 for each meeting or telephonic meeting of the Board and each committee of the Board and for attendance at any other meeting or event for or on the Company’s behalf;

•	Increasing the annual cash retainer for service as a member of the Board from $80,000 to $105,000;

•	Increasing the annual cash retainer for service as Chairperson of the Company’s Audit Committee from $20,000 to $25,000 and Management Development and Compensation Committee from $15,000 to $20,000;

•
Instituting an annual cash retainer for service as a member (other than Chairperson) of each committee of the Board, in an amount equal to 50% of the annual cash retainer for service as Chairperson of the applicable committee; and

•
Increasing the annual value of Harris stock equivalent units credited to each non-employee director’s account under the Harris Corporation 2005 Director’s Deferred Compensation Plan, as amended, from $135,000 to $145,000.

A Summary of Annual Compensation of Non-Employee Directors effective January 1, 2018 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibit is filed herewith:

Exhibit Number	Description
10.1	* Summary of Annual Compensation of Non-Employee Directors

 *Management contract or compensatory plan or arrangement

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: November 2, 2017		Title:	Senior Vice President, General Counsel and Secretary

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